ELEVENTH AMENDED AND RESTATED APPENDIX B

CUSTODY  AGREEMENT

The following series of Investment Managers Series Trust ("Funds"), a registered open- end management investment company are hereby made parties to the Custody Agreement dated January 14, 2008, with UMB Bank, n.a. ("Custodian") and Investment Managers Series Trust (the "Trust"), and agree to be bound by all the terms and conditions contained in said Agreement as of the date that each such series becomes a series of the Trust:

361 Global Long/Short Equity Fund
361 Managed Futures Strategy Fund
361 Macro Opportunity Fund
361 Global Counter-Trend Fund
361 Domestic Long/Short Equity Fund
AAM/Bahl & Gaynor Income Growth Fund
AAM Select Income Fund
AAM/HIMCO Short Duration Fund
AAM/HIMCO Unconstrained Bond Fund
Advisory Research All Cap Value Fund
Advisory Research Emerging Markets Opportunities Fund
Advisory Research Global Value Fund
Advisory Research International All Cap Value Fund
Advisory Research International Small Cap Value Fund
Advisory Research Small Company Opportunities Fund
Advisory Research Strategic Income Fund
Advisory Research MLP & Energy Infrastructure Fund
Advisory Research MLP & Equity Fund
Aristotle/Saul Global Opportunities Fund
Aristotle International Equity Fund
Aristotle Strategic Credit Fund
Aristotle Small Cap Equity Fund
BearlyBullish Fund
Bernzott U.S. Small Cap Value Fund
Berwyn Fund
Berwyn Income Fund
Berwyn Cornerstone Fund
Braddock Multi-Strategy Income Fund
Center Coast MLP Focus Fund
Chartwell Small Cap Value Fund
Chartwell Short Duration High Yield Fund
EuroPac Gold Fund
EuroPac International Bond Fund
EuroPac International Value Fund
EuroPac International Dividend Income Fund
EuroPac Emerging Markets Small Companies Fund

GaveKal KL Allocation Fund
Gratry International Growth Fund
Horizon Spin-Off and Corporate Restructuring Fund
Ironclad Managed Risk Fund
LS Theta Fund
Oak Ridge Large Cap Growth Fund
Oak Ridge Small Cap Growth Fund
Oak Ridge Dividend Growth Fund
Oak Ridge Growth Opportunity Fund
Oak Ridge Dynamic Small Cap Fund
Oak Ridge International Small Cap Fund
Oakseed Opportunity Fund
Palmer Square Income Plus Fund
Palmer Square Absolute Return Fund
Palmer Square SSI Alternative Income Fund
Palmer Square Long/Short Credit Fund
Riverbridge Growth Fund
Riverbridge Eco Leaders Fund
RNC Genter Dividend Income Fund
Robinson Opportunistic Income Fund
Robinson Tax Advantaged Income Fund
Segall Bryant & Hamill All Cap Fund
Segall Bryant & Hamill Small Cap Fund
Segall Bryant & Hamill International Small Cap Fund
Segall Bryant & Hamill Emerging Markets Fund
SilverPepper Merger Arbitrage Fund
SilverPepper Commodity Strategies Global Macro Fund
State Street/Ramius Managed Futures Strategy Fund
Towle Deep Value Fund
WCM Focused Emerging Markets Fund
WCM Focused Global Growth Fund
WCM Focused International Growth Fund
WCM International Small Cap Growth Fund
West Loop Realty Fund
Zacks All-Cap Core Fund
Zacks Dividend Strategy Fund
Zacks Market Neutral Fund
Zacks Small-Cap Core Fund

INVESTMENT MANAGERS SERIES TRUST

Attest: /s/	By: /s/ Joy Ausili
Name: Joy Ausili
Title: Vice-President
Date: 5/25/16

UMB Bank

Attest: /s/	By: /s/ Pete Bergman
Name: Pete Bergman
Title: Vice-President
Date: 5/25/16